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Exhibit (j)(1)
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 2-83538 of the New England Zenith Fund on Form N-1A of our report dated February 4, 2000, incorporated by reference in this Registration Statement, for the year ended December 31, 1999 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 16, 2001